Exhibit 99.1

Behringer Harvard Opportunity REIT I, Inc. 2014 Year End Update Frisco Square, Frisco (Dallas), TX Chase Park Plaza, St. Louis, MO

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Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; conflicts of interest arising out of our relationships with our advisor and its affiliates; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; impairment charges; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Agenda Notable Events Financial Review Portfolio Updates Questions Northpoint Central, Houston, TX

Notable Events Chase Park Plaza, St. Louis, MO Frisco Square Sold land for office building construction Contributed land for adjacent parking garage Began construction of another parking garage Both parking facilities fulfill our obligation to city of Frisco Broke ground on Ablon at Frisco Square multifamily community Chase Park Plaza Improved operating performance Refinanced maturing loan at lower rate Began planning conversion of meeting space for retail use

Notable Events (cont.) Frisco Square, Frisco (Dallas), TX ESV increased to $3.58 per share, from $3.08 per share Continuing to pursue investment disposition opportunities Appointed new president – Thomas Kennedy, effective April 1, 2015

Financial Review Cash Position Debt (in millions) Dec. 31, 2014 Dec. 31, 2013 Cash and cash equivalents $35.0 $36.8 Restricted cash 8.1 4.9 Total $43.1 $41.7 (in millions) Dec. 31, 2014 Dec. 31, 2013 Total debt obligations $153.6 $138.1 Total liabilities $180.5 $162.8 Las Colinas Commons, Irving (Dallas),TX

Loan Summary Schedule ($ in thousands) (Dollars in thousands) Dec. 31, Interest Maturity Percentage Description 2014 Rate Date of Total Northborough Tower 19,071 $ 5.67% 01/11/16 12.4% Royal Island 13,872 15.00% 10/10/16 9.0% Northpoint Central 15,574 5.15% 05/09/17 10.2% Las Colinas Commons 11,484 5.15% 05/09/17 7.5% 62,500 4.95% 08/11/17 40.7% Frisco Square 31,055 30-day LIBOR + 3% (1) 02/01/18 20.2% 153,556 $ Unconsolidated Notes (100%) Central Europe Joint Venture (2) 65,373 $ (1) 30-day LIBOR was 0.16% at December 31, 2014. LIBOR interest rate subject to floor of 0.75%. (2) 100% of debt balance of €53,783 at fx rate of 1.216. Chase Park Plaza Hotel and Chase - The Private Residences

Frisco Square Alexan Black Mountain Las Colinas Commons Northpoint Central Northborough Tower The Lodge & Spa at Cordillera Central European Portfolio Royal Island Chase Park Plaza Hotel Portfolio Investments

Frisco Square Frisco (Dallas), Texas Construction of Ablon at Frisco Square multifamily community Third-party construction of office building Construction of parking garages Focus on lease renewals and retenanting Frisco Square, Frisco (Dallas), TX

Chase Park Plaza St. Louis, Missouri Improved performance compared with 2013 Revenues: +8.4% RevPAR: +10.3% Occupancy rate: +6.2 pct. pts. NOI: +26.0% Improved capital structure Conversion of under-utilized meeting space for retail use Leasing interest for new retail space Chase Park Plaza, St. Louis, MO

Texas Office Properties Houston/Dallas, Texas Las Colinas Commons Irving (Dallas), Texas 74%-leased Plan to market for sale in 2015 Northpoint Central Houston, Texas 96%-leased to multiple tenants Renewed both leases that expire in 2015 Impact of oil price decline Plan to market for sale in 2015 Northborough Tower Houston, Texas Leased to single tenant We believe tenant may vacate in 2015 Impact of oil price decline Plan to market for sale in 2015

Central European Portfolio Poland, Czech Republic, Slovakia, Hungary Fragile European economy European capital markets remain constrained Valuations remain depressed Political tensions in region Central European Portfolio

Resort Properties Lodge & Spa at Cordillera Edwards, Colorado Actively marketing Royal Island The Bahamas Negotiating purchase and sale agreement

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